DLH Reports Fourth Quarter and Fiscal Year 2020 Results
Completes Acquisition of IBA; Finishes Fiscal 2020 with Annual Revenue of $209.2 Million and $0.54 EPS
Atlanta, Georgia – December 7, 2020 - DLH Holdings Corp. (NASDAQ: DLHC) (“DLH” or the “Company”), a leading provider of innovative healthcare services and solutions to federal agencies, today announced financial results for its fiscal fourth quarter ended September 30, 2020.

Highlights of Fiscal Year 2020
•Annual revenue rose to $209.2 million in fiscal 2020 from $160.4 million in fiscal 2019, reflecting growth in key programs, new awards, and recent acquisitions, more than offsetting the impact from COVID-19 on certain programs and services.
•Earnings were $7.1 million, or $0.54 per diluted share, for fiscal 2020 versus $5.3 million, or $0.41 per diluted share, for the prior-year period.
•Operating cash flow was $19.5 million for the fiscal year; senior bank debt was reduced by $19.0 million during fiscal 2020 and by $33.0 million since the June 2019 acquisition, resulting in a debt balance of $37.0 million, prior to closing the IBA transaction.
•On September 30, 2020, the Company completed the acquisition of Irving Burton Associates (“IBA”), a leading provider of technology-enabled military health solutions, for $32.0 million.
•The Company's backlog strengthened to $688.4 million at fiscal year end, following the successful Head Start recompete and the acquisition of IBA.

Management Discussion
“With fiscal 2020 now behind us, I’m proud to say that DLH has, once again, performed very well under rather unpredictable and challenging circumstances – solidifying its leadership position in the federal markets we serve,” stated DLH President and Chief Executive Officer Zach Parker. “Revenue for the year topped $209.2 million, operating income rose to $13.5 million, and we generated $19.5 million in cash from operations. We continued to pay down debt and invest in new business development activities, strengthening our management team while winning new contracts, including some dedicated to helping find a vaccine for COVID-19.

“In addition, we just completed the acquisition of Irving Burton Associates, significantly improving our position within several key military agencies and bolstering our capabilities in research and engineering, data analytics, and artificial intelligence. With this latest transaction under our belt – which brought a backlog of over $140 million – we believe we have successfully transformed DLH into a well-rounded, advanced technology enterprise. We have broad capabilities to meet the needs of our three core markets and have laid the foundation for future growth. Utilizing our secure, cloud-based applications and highly credentialed staff, we will focus on further differentiating the Company and increasing our penetration with the agencies we serve, expanding in areas where we can provide higher value-added solutions. DLH is well-positioned as we start fiscal 2021 on strong financial footing. With a clear track record of execution, we intend to continue to use our cash flow to de-lever the Company, invest for the future, and work to increase returns for our shareholders.”

Results for the Three Months Ended September 30, 2020
Revenue for the fourth quarter of fiscal 2020 was $50.7 million versus $54.2 million in the prior-year period. The decrease was due primarily to deferrals in monitoring and compliance programs and reduction of non-labor costs from the changing business conditions due to the ongoing pandemic.

Income from operations was $2.7 million for the quarter versus $3.4 million in the prior-year period and, as a percent of revenue, the Company reported an operating margin of 5.3% in fiscal 2020 versus 6.3% in fiscal 2019. The current year fourth quarter performance reflects $0.9 million of acquisition costs (related to IBA), partially offset by lower general and administrative (G&A) expenses and reduced depreciation and amortization expense. Interest expense in the quarter declined to $0.8 million, versus $1.2 million for the three months ended September 30, 2019, due to lower outstanding debt for most of the period, prior to the acquisition of IBA. Income before taxes was $1.9 million for the quarter versus $2.2 million in fiscal 2019, representing 3.8% and 4.1% of revenue, respectively, for each quarter.

For the three months ended September 30, 2020 and 2019, DLH recorded a $0.6 million provision for tax expense in each period. The Company reported net income of approximately $1.4 million, or $0.10 per diluted share, for the fourth quarter of fiscal 2020 versus $1.6 million, or $0.12 per diluted share, for the fourth quarter of fiscal 2019. As a percent of revenue, net income was 2.7% for the fourth quarter of fiscal 2020 versus 2.9% for the prior year period.

On a non-GAAP basis, EBITDA for the three months ended September 30, 2020 was approximately $4.4 million versus $5.3 million in the prior-year period, or 8.6% and 9.8% of revenue, respectively, with the current quarter's performance reflecting the impact of $0.9 million in acquisition costs.
Key Financial Indicators
DLH generated $19.5 million in operating cash during fiscal 2020, versus $18.0 million last year. Senior bank debt was reduced by $19.0 million for the fiscal year and $33.0 million since the June 2019 acquisition, resulting in a remaining debt balance of $37.0 million, prior to closing the IBA acquisition on September 30. The Company anticipates strong operating cash flow in fiscal 2021, and intends to continue using free cash flow to make debt prepayments when possible.

As of September 30, 2020, the Company had cash and cash equivalents of $1.4 million and debt outstanding of $70.0 million, versus cash of $1.8 million and debt outstanding of $56.0 million as of September 30, 2019. DLH financed the acquisition of IBA (which closed on September 30, 2020) through an amendment to its existing secured credit facility, comprised of a syndicated term loan of $70.0 million and revolving credit facility of $25.0 million. At September 30, 2020, the Company did not have any outstanding balance on the revolving credit facility.

At September 30, 2020, total backlog was approximately $688.4 million compared to $414.1 million as of September 30, 2019, representing growth of 66.2% from the prior year. The increase in backlog was primarily due to successful recompete of the Head Start contract and the acquired backlog from IBA. Funded backlog was approximately $121.3 million and unfunded backlog was $567.1 million.

Fiscal Year 2021 Expectations for Non-Operational Expenses
The Company expects interest expense of approximately $3.0 million for fiscal 2021, based on its fixed rate debt and a projection of interest expense on its floating rate debt of 1.0% LIBOR, plus applicable credit spread. The Company expects fiscal year 2021 amortization of acquired intangibles of $1.5 million from the IBA transaction completed on September 30, 2020, reflecting allocation of approximately $30.0 million of the purchase price to intangible assets, with average lives of 10 years. The Company expects total amortization, including from prior acquisitions, to be $6.3 million in fiscal year 2021. In addition, the Company anticipates its tax rate to remain at 29.0% for fiscal 2021 and will continue to leverage the favorable tax attributes of acquisitions and net operating losses to minimize required cash payments.
Conference Call and Webcast Details
DLH management will discuss fourth quarter results and provide a general business update, including current competitive conditions and strategies, during a conference call beginning at 11:00 AM Eastern Time, on December 7, 2020. Interested parties may listen to the conference call by dialing 888-347-5290 or 412-317-5256. Presentation materials will also be posted on the Investor Relations section of the DLH website prior to the commencement of the conference call.

A digital recording of the conference call will be available for replay two hours after the completion of the call and can be accessed on the DLH Investor Relations website or by dialing 877-344-7529 and entering the conference ID 10149431.

About DLH
DLH (NASDAQ:DLHC) ) is a comprehensive health solutions and services provider that delivers a full range of technology-enabled health services across various civilian agencies, the military health system, and the Veterans Administration. The Company's services range from providing virtual pharmacy health consultation for CHAMPVA beneficiaries to veteran pharmacy fulfillment and medical logistics; conducting scientific research and clinical trials toward disease prevention and health promotion; performing medical research and development and enhancing health information technology systems (including telemedicine and electronic health records); and evaluating policy deployment and compliance with applicable protocols and guidelines, with a goal of enhancing the Company's readiness posture while providing safe, effective and integrated solutions and services to the public, armed service members, and veterans who have secured this nation's freedom. DLH has over 2,200 employees serving numerous government agencies. For more information, visit the corporate website at www.dlhcorp.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or DLH`s future financial performance. Any statements that refer to expectations, projections or other characterizations of future events or circumstances or that are not statements of historical fact (including without limitation statements to the effect that the Company or its management “believes”, “expects”, “anticipates”, “plans”, “intends” and similar expressions) should be considered forward looking statements that involve risks and uncertainties which could cause actual events or DLH’s actual results to differ materially from those indicated by the forward-looking statements. Forward-looking statements in this release include, among others, statements regarding estimates of future revenues, operating income, earnings and cash flow. These statements reflect our belief and assumptions as to future events that may not prove to be accurate. Our actual results may differ materially from such forward-looking statements made in this release due to a variety of factors, including: the outbreak of the novel coronavirus (“COVID-19”), including the measures to reduce its spread, and its impact on the economy and demand for our services, are uncertain, cannot be predicted, and may precipitate or exacerbate other risks and uncertainties; the risk that we will not realize the anticipated benefits of the IBA or any future acquisition; the challenges of managing larger and more widespread operations resulting from the acquisition; contract awards in connection with re-competes for present business and/or competition for new business; compliance with new bank financial and other covenants; changes in client budgetary priorities; government contract procurement (such as bid protest, small business set asides, loss of work due to organizational conflicts of interest, etc.) and termination risks; the ability to successfully integrate the operations our recent acquisition and any of future acquisitions; and other risks described in our SEC filings. For a discussion of such risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s periodic reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2020, as well as subsequent reports filed thereafter. The forward-looking statements contained herein are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about our industry and business. Such forward-looking statements are made as of the date hereof and may become outdated over time. The Company does not assume any responsibility for updating forward-looking statements, except as may be required by law.

CONTACTS:

INVESTOR RELATIONS
Contact: Chris Witty
Phone: 646-438-9385
Email: cwitty@darrowir.com
TABLES TO FOLLOW

DLH HOLDINGS CORP.
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands except per share amounts)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenue	$50,691	$54,183	$209,185	$160,391
Cost of Operations:
Contract costs	39,701	41,803	163,596	124,551
General and administrative costs	5,698	7,067	24,195	20,525
Acquisition costs	930	—	930	1,391
Depreciation and amortization	1,664	1,919	7,003	3,956
Total operating costs	47,993	50,789	195,724	150,423
Income from operations	2,698	3,394	13,461	9,968
Interest expense, net	781	1,190	3,441	2,473
Income before income taxes	1,917	2,204	10,020	7,495
Income tax expense	554	639	2,906	2,171
Net income	$1,363	$1,565	$7,114	$5,324

Net income per share - basic	$0.11	$0.13	$0.58	$0.44
Net income per share - diluted	$0.10	$0.12	$0.54	$0.41
Weighted average common shares outstanding
Basic	12,390	12,036	12,282	12,018
Diluted	13,356	13,016	13,105	13,041

DLH HOLDINGS CORP.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands except par value of shares)

	September 30, 2020	September 30, 2019
ASSETS
Current assets:
Cash and cash equivalents	$1,357	$1,790
Accounts receivable	32,541	23,226
Other current assets	3,499	1,831
Total current assets	37,397	26,847
Equipment and improvements, net	3,339	5,343
Operating lease right-of-use assets	22,427	—
Deferred taxes, net	37	2,345
Goodwill	67,144	52,758
Intangible assets, net	52,612	41,208
Other long-term assets	606	757
Total assets	$183,562	$129,258

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Debt obligations - current, net of deferred financing costs	$6,727	$—
Operating lease liabilities - current	2,045	—
Accrued payroll	10,611	8,852
Accounts payable, accrued expenses, and other current liabilities	28,578	20,633
Total current liabilities	47,961	29,485
Long-term liabilities:
Operating lease liabilities - long-term	21,620	—
Debt obligations - long term, net of deferred financing costs	60,544	53,629
Other long-term liabilities	—	573
Total long-term liabilities	82,164	54,202
Total liabilities	130,125	83,687
Shareholders' equity:
Common stock, $0.001 par value; authorized 40,000 shares; issued and outstanding 12,404 and 12,036 at September 30, 2020 and 2019, respectively	12	12
Additional paid-in capital	85,868	85,114
Accumulated deficit	(32,443)	(39,555)
Total shareholders’ equity	53,437	45,571
Total liabilities and shareholders' equity	$183,562	$129,258

DLH HOLDINGS CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	Twelve Months Ended
	September 30,
	2020	2019
Operating activities
Net income	$7,114	$5,324
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	7,003	3,956
Amortization of deferred financing costs	721	982
Stock based compensation expense	910	790
Deferred taxes, net	2,308	1,792
Non-cash gain from lease modification	(121)	—
Changes in operating assets and liabilities
Accounts receivable	(5,408)	617
Other current assets	(1,592)	(57)
Accrued payroll	489	178
Accounts payable, accrued expenses, and other current liabilities	7,188	5,262
Other long-term assets/liabilities	839	(805)
Net cash provided by operating activities	19,451	18,039

Investing activities
Business acquisition, net of cash acquired	(32,678)	(67,079)
Purchase of equipment and improvements	(152)	(405)
Net cash used in investing activities	(32,830)	(67,484)
Financing activities
Borrowing on senior debt	33,000	70,000
Repayments of senior debt	(19,000)	(21,708)
Repurchase of common stock	(211)	—
Payment of deferred financing costs	(898)	(3,451)
Proceeds from issuance of common stock upon exercise of options	55	39
Net cash provided by financing activities	12,946	44,880

Net change in cash and cash equivalents	(433)	(4,565)
Cash and cash equivalents at beginning of year	1,790	6,355
Cash and cash equivalents at end of year	$1,357	$1,790

Supplemental disclosures of cash flow information
Cash paid during the period for interest	$2,806	$1502
Cash paid during the period for income taxes	$917	$543

Revenue Metrics

	Twelve Months Ended
	September 30,	September 30,
	2020	2019
Market Mix:
Defense/VA	49%	58%
Human Services and Solutions	20%	25%
Public Health/Life Sciences	31%	17%

Contract Mix:
Time and materials	70%	84%
Cost reimbursable	28%	14%
Firm fixed price	2%	2%

Prime vs Sub:
Prime	92%	96%
Subcontractor	8%	4%

Non-GAAP Financial Measures
The Company uses EBITDA and EBITDA as a percent of revenue as supplemental non-GAAP measures of performance. We define EBITDA as net income excluding (i) interest expense, (ii) provision for or benefit from income taxes and (iii) depreciation and amortization. EBITDA as a percent of revenue is EBITDA for the measurement period divided by revenue for the same period.

The Company incurred $0.9 million of acquisition-related costs in fiscal 2020 and $1.4 million of acquisition-related costs in fiscal 2019. The Company is excluding acquisition-related costs from this measure because they were incurred as a result of a specific event, do not reflect the costs of operations, and can affect the period-over-period assessment of operating results. In addition, we are including net income adjusted for the acquisition costs, in total and on a per share basis, presented on a tax-effected basis. We are reporting this non-GAAP metric to demonstrate the impact of these events.

These non-GAAP measures of performance are used by management to conduct and evaluate its business during its review of operating results for the periods presented. Management and the Company's Board utilize these non-GAAP measures to make decisions about the use of the Company's resources, analyze performance between periods, develop internal projections and measure management performance. We believe that these non-GAAP measures are useful to investors in evaluating the Company's ongoing operating and financial results and understanding how such results compare with the Company's historical performance.

Reconciliation of GAAP net income to EBITDA, a non-GAAP measure:

(amounts in thousands)	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
	2020	2019	Change	2020	2019	Change
Net income	$1,363	$1,565	$(202)	$7,114	$5,324	$1,790
(i) Interest expense, net	781	1,190	(409)	3,441	2,473	968
(ii) Provision for taxes	554	639	(85)	2,906	2,171	735
(iii) Depreciation and amortization	1,664	1,919	(255)	7,003	3,956	3,047
EBITDA	$4,362	$5,313	$(951)	$20,464	$13,924	$6,540

Net income as a % of revenue	2.7%	2.9%	(0.2)%	3.4%	3.3%	0.1%
EBITDA as a % of revenue	8.6%	9.8%	(1.2)%	9.8%	8.7%	1.1%
Revenue	$50,691	$54,183	$(3,492)	$209,185	$160,391	$48,794

Reconciliation of GAAP net income to net income adjusted for the effect of acquisition costs, a non-GAAP measure:

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
	2020	2019	Change	2020	2019	Change
Net income	$1,363	$1,565	$(202)	$7,114	$5,324	$1,790
Acquisition costs	930	—	930	930	1,391	(461)
Tax effect of excluding acquisition costs	(270)	—	(270)	(270)	(403)	133
Net income adjusted for the acquisition costs	$2,023	$1,565	$458	$7,774	$6,312	$1,462

Net income per diluted shares outstanding	$0.10	$0.12	$(0.02)	$0.54	$0.41	$0.13
Impact of acquisition costs, net	0.05	—	0.05	0.05	0.08	(0.03)
Net income per diluted shares adjusted for the acquisition costs	$0.15	$0.12	$0.03	$0.59	$0.49	$0.10

Weighted average of diluted common shares outstanding	13,356	13,016		13,105	13,041